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Exhibit 23.2

                       INDEPENDENT ACCOUNTANTS CONSENT

         We consent to the use of our report dated January 10, 2006, with respect to the consolidated financial statements of Citizens National Bancshares, Inc. as of and for the years ended December 31, 2005 and 2004, included in the Farmers Capital Bank Corporation Registration Statement on Form S-4, and to the reference to our firm under "Experts" in such Registration Statement.

Mountjoy & Bressler, LLP

/s/ Mountjoy & Bressler, LLP

Lexington, Kentucky
June 16, 2006